UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 29, 2025

IR-MED, INC.

Nevada	000-56492	84-4516398
(State or Other Jurisdiction	(commission	(IRS Employer
Of incorporation)	File Number)	Identification Number)

ZHR Industrial Zone Rosh Pina Israel	1231400
(Address of Principal Executive Offices)	(Zip Code)

+ 972-4-655-5054

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 29, 2025, the board of directors (the “Board”) of IR-Med, Inc. (the “Company”), appointed Mr. Yechiel Even to serve as a Class I director to fill an existing vacancy on the Board, effective immediately. Mr. Even will serve until his earlier removal or resignation. The Board determined that Mr. Even is an independent director as defined under the Nasdaq Listing Rules and Rule 10A-3 under the Exchange Act of 1934. In addition, Mr. Even was appointed to serve on the Board’s audit committee.

Mr. Yechiel Even, age 76, is a senior economic consultant, Israeli business executive, and former Israeli Air Force officer with over 35 years of experience in economic consulting, strategic advisory, and investment banking. Mr. Even currently serves as Chairman of the Board and founding partner of Giza Singer Even Ltd., Israel’s leading economic consulting and investment banking firm, a position he has held since 2004. In this role, he leads complex consulting engagements across sectors including infrastructure, technology, real estate, and government privatization, and oversees the firm’s strategic development and operations. From 1991 to 2004, Mr. Even served as Founder and Partner at Singer & Even Ltd., where he advised on high-profile infrastructure and BOT projects such as Road 6 and national desalination initiatives, and supported companies in capital raising, valuation, and due diligence processes. Mr. Even has provided expert consulting on large-scale real estate developments, high-tech company valuations, and financial structuring for both private entities and government corporations. He has also delivered expert opinions in legal and regulatory proceedings, particularly in the areas of antitrust, commerce, and industry. Mr. Even holds an M.B.A. with a specialization in Finance (1987) and a B.A. in Economics and Business Administration (1985), both from Bar-Ilan University.

As remuneration for his service as a director, Mr. Even will receive the same fees as the Company’s other non-executive directors. Except as otherwise set forth herein, there is no arrangement or understanding between Mr. Even and any other person pursuant to which he was elected as a director, and there are no transactions in which Mr. Even has an interest requiring disclosure under Item 404(a) of Regulation S-K. In connection with Mr. Even’s appointment, the Company expects to enter into its standard indemnification agreement with Mr. Even, on substantially the same terms as the indemnification agreements previously entered into between the Company and each of its directors and executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IR-Med, Inc.

By:	/s/ Sharon Levkoviz
Name:	Sharon Levkoviz
Title:	Chief Financial Officer

Date: May 2, 2025